SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          April 14, 1999
              -------------------------------------
         Date of Report (Date of earliest event reported)


                        SW VENTURES, INC.
      -----------------------------------------------------
          (Exact name of Registrant as specified in its

             Nevada                000-24623                   87-0559453
     -----------------        ----------------------     --------------------
     (State or Other            (Commission File            (IRS Employer
      Jurisdiction of            Number)                  Identification No.)
      Incorporation)


                   455 East 400 South, Suite 100
                    Salt Lake City, Utah 84111
                 -------------------------------
             (Address of principal executive offices)

                           801-355-6524
               ------------------------------------
       (Registrant's telephone Number, including area code)

ITEM 1:  Changes in Control of Registrant
         --------------------------------

     On April 14, 1999, SW Ventures, Inc. ("SW Ventures") and its majority stockholder, Guido Cloetens ("Cloetens"), entered into an agreement (the "Agreement") with Bachkine & Meyer Industries, S.A., a British Virgin Islands corporation ("Bachkine"), whereby SW Ventures agreed to acquire from Bachkine all of the assets and related liabilities relating to a patented process (the "New Generation Plastic TM Process") in exchange for the issuance of shares of SW Venture's common stock ("Restricted Securities")equaling 97% of its then-issued and outstanding shares. Bachkine believes the New Generation Plastic TM Process is capable of producing commercially usable plastic polymers from a mixed virgin or recycled stream of discrete polymers or waste plastic.

     SW Ventures also agreed, as a condition precedent to the asset contribution by Bachkine, that it would:

    (a) Effect a disposition and/or distribution of all of its assets and the satisfaction of all of its liabilities;

    (b) Effect a name change to "New Generation Plastics, Inc." ("NGP") and change its domicile to Delaware. The name and domicile change will be effected through a merger which will also have the effect of a one for 15 reverse split with each existing shareholder of SW Ventures receiving one common share of NGP for 15 shares of SW Ventures. The current officers and directors of SW Ventures will serve in their respective capacities as officers and directors of NGP until such time as the change of control contemplated by the asset contribution is effected; and

    (c) SW Ventures will solicit its shareholders' approval of the (i)asset disposition, (ii) its reorganization as a Delaware corporation to change its domicile, and (iii)the issuance of common stock for the Bachkine assets and liabilities related to the New Generation Plastic TM Process.

       Upon consummation of the proposed transactions, scheduled to be completed on or before June 30, 1999, the corporate existence of SW Ventures will become part of NGP, the current officers and directors of SW Ventures will resign, and new officers and directors, who will be the designees of Bachkine, will be elected. In addition, each existing shareholder of SW Ventures will own one share in NGP for every 15 shares of SW Ventures owned. (See Exhibit 10, "Asset Contribution Agreement," between Bachkine, SW Ventures and Cloetens which is attached hereto and incorporated herein by reference.)

     No assurance can be given that the Bachkine asset contribution, and each of the proposed transactions which are a condition precedent thereto, will be completed as contemplated; however, Cloetens has sufficient voting securities to adopt, ratify and approve these transactions, and pursuant to the Agreement, he has agreed to vote in favor of the transactions. A Proxy Statement or Information Statement to be filed by SW Ventures with the Securities and Exchange Commission will provide more detailed information regarding these proposals. In the event these proposed transactions are approved by shareholders of SW Ventures and completed as contemplated, an amendment will be filed to this Report, which will provide further information required by Form 8-K and its related instructions.

ITEM 2     Acquisition and Disposition of Assets
           -------------------------------------
           The Agreement contemplates both the acquisition of assets from Bachkine, and the disposition of assets of SW Ventures. SW Ventures will solicit shareholder approval for these transactions. See the discussion in
Item 1 above, and the Exhibits, Item 7.

     The disposition and/or distribution of assets include SW Ventures' 21.25% working interest in a 320 oil lease, called the Montana Prospect, located in Crook County, Wyoming, and the two currently producing oil wells located on the Montana Prospect. The manner in which this will be accomplished has yet to be determined.

     The acquired assets are comprised of the New Generation Plastic TM Process. See Item 1 above, and the Exhibits, Item 7.

ITEM 3     Bankruptcy or Receivership
           --------------------------
           None, not applicable

ITEM 4     Changes in the Registrant's Certifying Accountant
           -------------------------------------------------

           None, not applicable

ITEM 5     Other Events
           -------------
           SW Ventures' proposed disposition of assets and satisfaction of liabilities, its merger into NGP to change its domicile to Delaware, and the solicitation of shareholder approval of these transactions are discussed above in Item 1, and the Exhibits, Item 7.

ITEM 6     Resignation of Officers and Directors
           -------------------------------------
           Although SW Ventures' current officers and directors will be the officers and directors of NGP, those individuals will resign upon the completion of the asset contribution by Bachkine, and the issuance of the common shares therefor by SW Ventures. See Item 1, and the Exhibits, Item 7.

ITEM 7: Financial Statements, Pro Forma Financial Information and Exhibits:
        ------------------------------------------------------------------

          Exhibit 10 Asset Contribution Agreement Between Bachkine & Meyer Industries S.A. and SW Ventures, Inc. and Guido Cloetens, dated April 14, 1999.


Item 8:     Change in Fiscal Year
            ---------------------
            None, not applicable


Item 9: Sales of Equity Securities Pursuant to Regulation S
        ---------------------------------------------------
            The shares issued in the asset contribution transaction will be issued in reliance upon the exemption from the registration provisions of
Section 5 of the Securities Act of 1933, as amended contained in Regulation S of the Securities and Exchange Commission. An amended 8-K will be filed when and if such shares are issued under Regulation S.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SW VENTURES, INC.


Date: April 29, 1999                      By /s/ Terri Jackson
                                              ---------------------------
                                              Terri Jackson,
                                              Secretary/Treasurer